Exhibit 10.9

EPAM SYSTEMS, INC.

SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 11, 2008 between EPAM Systems, Inc., a Delaware corporation (the “Company”), and the undersigned purchasers (each, a “Purchaser” and, collectively, the “Purchasers”) set forth on the Schedule of Purchasers attached hereto as Schedule 1 (the “Schedule of Purchasers”).

RECITALS

WHEREAS, the Company has, or before the Closing (as defined below) shall have, authorized the sale and issuance of an aggregate of up to 945,114 shares of its Series A-2 Preferred Stock (the “Shares”);

WHEREAS, the Company intends to use the net proceeds of the sale of Shares pursuant to this Agreement to provide liquidity to certain existing stockholders, to finance organic growth, to pursue acquisitions and for working capital and general corporate purposes; and

WHEREAS, the Purchasers desire to purchase the Shares and the Company desires to issue and sell the Shares to the Purchasers on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings specified in this Section 1.1:

“2006 Plan” means the Company’s 2006 Stock Option Plan, as amended.

“AAA” means American Arbitration Association.

“Additional Closing” has the meaning specified in Section 2.4.

“Aggregate Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Aggregate Purchase Price” on the Schedule of Purchasers.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement in substantially the form attached hereto as Exhibit A.

“Amended and Restated Shareholders Agreement” means the Amended and Restated Shareholders Agreement in substantially the form attached hereto as Exhibit B.

“Audited Financial Statements” has the meaning specified in Section 4.10.

“Basket” has the meaning specified in Section 9.3(a).

“Business Day” means any day other than a Saturday, Sunday or a legal holiday for commercial banks in New York, New York.

“Closing” has the meaning specified in Section 3.1.

“Closing Date” has the meaning specified in Section 3.1.

“Common Stock” has the meaning specified in Section 4.3(a).

“Company” has the meaning specified in the preamble.

“Conversion Shares” has the meaning specified in Section 4.4(d).

“Damages” has the meaning specified in Section 9.1.

“Dollars” or “$” are references to the lawful currency of the United States of America.

“DLA Piper” means DLA Piper US LLP, counsel to the Company.

“EBITDA” means earnings before interest, taxes, depreciation and amortization, as determined in accordance with GAAP consistently applied. EBITDA shall be computed without regard to “extraordinary items” of gain or loss as that term shall be defined in GAAP, and EBITDA shall not include any gains, losses or profits realized from the sale of any assets other than in the ordinary course of business.

“Employee Stockholders” has the meaning specified in Section 2.3.

“Financial Statements” has the meaning specified in Section 4.10.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Intellectual Property Rights” has the meaning specified in Section 4.13.

“Key Employee” means each of Arkadiy Dobkin, Ilya Cantor, Karl Robb, Anatoly Gaverdovskiy, Max Bogretsov, David Scott and Balasz Fejes.

“Knowledge” means the actual knowledge (and not constructive, imputed or implied knowledge) on the date hereof and on the Closing Date of the Chief Executive Officer, Chief

Financial Officer and Chief Technology Officer of the Company, after having made reasonable inquiry with respect to the relevant matter, and shall not include inquiries of or the knowledge of any other Person.

“law” means any U.S. federal, state, local, municipal, international, international, multinational or other constitution or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law, treaty, other requirement or rule of law.

“Material Adverse Effect” means an event, occurrence, change in facts, conditions or other change or effect which has resulted or could reasonably be expected to result in a suit, action, charge, claim, demand, loss, cost, damage, penalty, fine or liability to the Company and its Subsidiaries, taken as a whole, of at least One Million Two Hundred and Fifty Thousand Dollars ($1,250,000).

“Shares” has the meaning specified in the Recitals.

“Subsequent Purchasers” has the meaning specified in Section 2.4.

“Organizational Documents” means, with respect to any entity, the certificate or articles of incorporation or formation, articles of association, charter or other instrument pursuant to which such entity was incorporated, the constitution, by-laws, code or regulations, memorandum of association or other instrument pursuant to which such entity is governed and operated, and any other organizational documents of such entity.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity, or other entity or organization.

“Purchaser” and “Purchasers” have the respective meanings specified in the preamble.

“Restated Certificate” has the meaning specified in Section 2.1.

“Series A-1 Investors” means, collectively, Russia Partners II, LP, Russia Partners II EPAM Fund, LP and Russia Partners II EPAM Fund B, LP.

“Series A Preferred” has the meaning specified in Section 4.3(b).

“Series A-2 Preferred” has the meaning specified in Section 4.3(b).

“Schedule of Purchasers” has the meaning specified in the preamble.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Shares” has the meaning specified in the Recitals.

“Subsidiary” means any entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the voting stock or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Tax” and “Taxes” means any federal, state, provincial, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any governmental body.

“Transaction Documents” means, collectively, this Agreement, the Amended and Restated Registration Rights Agreement and the Amended and Restated Shareholders Agreement.

“Unaudited Financial Statements” has the meaning specified in Section 4.10.

SECTION 2

AUTHORIZATION AND SALE OF SECURITIES

2.1 Authorization. The Company has, or before the Closing shall have, duly authorized the sale and issuance pursuant to the terms and conditions hereof of the Shares having the rights, restrictions, privileges and preferences set forth in the Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to be filed with the Delaware Secretary of State in substantially the form attached hereto as Exhibit C.

2.2 Subscription and Sale. Subject to the terms and conditions set forth herein, the Company agrees to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to subscribe for and purchase, the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $74.0652 per share. In consideration of the sale and issuance of Shares to each Purchaser by the Company, on the Closing Date, following (i) the satisfaction of each of the conditions set forth in Sections 6 hereof (or the waiver of such conditions by each of the Purchasers); and (ii) the satisfaction of each of the conditions set forth in Section 7 hereof (or the waiver of such conditions by the Company), the Company shall deliver to each Purchaser a certificate or certificates representing the Shares purchased by such Purchaser, free and clear of any lien, charge, claim (including any adverse claim), security interest, mortgage or other encumbrance of any nature whatsoever. Upon confirmation of receipt of such certificate or certificates representing the Shares purchased by a Purchaser, such Purchaser shall pay to the Company, by wire transfer of immediately available funds to an account designated by the Company in writing, the Aggregate Purchase Price. Any Aggregate Purchase Price due from a Purchaser that is not paid by the close of business, New York time, of the first Business Day after the Closing Date shall bear interest at the rate of ten percent (10%) per annum.

2.3 Use of Proceeds. The Company shall use up to Fifteen Million Dollars ($15,000,000) of the net proceeds of the sale of Shares to the Purchasers to repurchase shares of the Company’s capital stock from certain existing stockholders of the Company (other than the Series A-1 Investors) (the “Employee Stockholders”), at a per share price that is not greater than the purchase price paid by the Purchasers for the Shares. The Company may use no more than an aggregate of Ten Million Dollars ($10,000,000) of the net proceeds of any sale of Shares to Subsequent Purchasers to repurchase shares of the Company’s capital stock from the Series A-1 Investors. The remainder of the net proceeds of the sale of Shares to the Purchasers and any Subsequent Purchasers shall be used to finance organic growth, to pursue acquisitions and for working capital and general corporate purposes. The Board of Directors of the Company shall, within thirty days of the Closing Date, determine the Employee Stockholders from whom capital stock will be purchased and the amount to be purchased from each such Employee Stockholder, and shall provide notice of such determination to the Purchasers.

2.4 Subsequent Sales of Series A-2 Preferred Stock. Subject to the terms and conditions set forth in this Agreement, the Company may sell up to the balance of the Shares not sold at the Closing on the Closing Date to one or more purchasers (each a “Subsequent Purchaser”) at the same price per share that is paid by the Purchasers. No sale to any Subsequent Purchaser may be made more than forty-five (45) days after the Closing on the Closing Date; provided, however, that the Company shall have the right to extend the foregoing forty-five (45) day period by an additional twenty (20) days if the Company is engaged in active discussions with a potential Subsequent Purchaser at the expiration of such forty-five (45) day period. All sales to Subsequent Purchasers made at additional closings (each an “Additional Closing”), (i) shall be made upon the same terms and conditions as those set forth herein, (ii) the representations and warranties of the Company set forth in Section 4 hereof (and the Schedules hereto) shall speak as of the Closing on the Closing Date and the Company shall have no obligation to update any such disclosure, (iii) the representations and warranties of the Subsequent Purchasers in Section 5 hereof shall speak as of such Additional Closing, and (iv) the Subsequent Purchasers shall be entitled to rely upon the legal opinion delivered at the Closing on the Closing Date. Each Subsequent Purchaser shall become a party to this Agreement (and the Schedule of Purchasers shall be amended to include such Subsequent Purchaser), the Amended and Restated Shareholders Agreement and the Amended and Restated Registration Rights Agreement and shall have the rights and obligations, and be treated, as a Purchaser hereunder and thereunder.

2.5 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of the other Purchasers, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The representations and warranties of each Purchaser under this Agreement are several and not joint with the representations and warranties of the other Purchasers, and no Purchaser shall be deemed to have made any representation or warranty with respect to any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for the other Purchasers to be joined as additional parties in any proceeding for such purpose.

Notwithstanding the foregoing, each Purchaser’s obligation to purchase Shares hereunder is conditioned on the contemporaneous closing of the purchase of Shares by the other Purchasers and, if, for any reason, any Purchaser shall refuse to enter into this Agreement or shall fail to consummate its obligations hereunder, all obligations of the other Purchasers hereunder shall be null and void.

SECTION 3

CLOSING

3.1 Time and Place of Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place on February 19, 2008, unless otherwise agreed by the parties (the “Closing Date”). The Closing shall be held at the offices of DLA Piper US LLP at 1251 Avenue of the Americas, New York, NY 10020 or such other place or places as may be agreed upon by the parties. On the Closing Date, in lieu of actual delivery of original copies, a party may deliver any of the documents required by Section 3.2 or Section 3.3, as applicable, by facsimile transmission or e-mail in PDF format, with the original copies to promptly follow via courier.

3.2 The Company’s Deliveries. At the Closing, the Company shall deliver, or cause to be delivered, to each Purchaser, as applicable:

(i) A certificate or certificates representing the Shares purchased by such Purchaser;

(ii) A copy of the Amended and Restated Registration Rights Agreement, duly executed by the Company;

(iii) A copy of the Amended and Restated Shareholders Agreement, duly executed by the Company;

(iv) An opinion of DLA Piper addressed to the Purchasers in substantially the form attached hereto as Exhibit D; and

(v) A certificate of Secretary of the Company, dated the Closing Date, certifying as to: (i) the Restated Certificate; (ii) the Bylaws of the Company; and (iii) the resolutions of the board of directors of the Company authorizing the issuance of the Shares, the execution and performance of this Agreement, the Amended and Restated Registration Rights Agreement and the Amended and Restated Shareholders Agreement.

Following its receipt from each Purchaser of a wire transfer in an amount equal to the applicable Aggregate Purchase Price, the Company shall promptly deliver to such Purchaser a cross-receipt executed by the Company certifying that it has received such Aggregate Purchase Price.

3.3 The Purchasers’ Deliveries. At the Closing, each Purchaser shall deliver, or cause to be delivered, to the Company:

(a) Payment to the Company of the Aggregate Purchase Price;

(b) A cross-receipt executed by such Purchaser and delivered to the Company certifying that such Purchaser has received as of the Closing Date a certificate or certificates or other instruments representing the Shares purchased by such Purchaser;

(c) A copy of the Amended and Restated Registration Rights Agreement, duly executed by such Purchaser; and

(d) A copy of the Amended and Restated Shareholders Agreement, duly executed by such Purchaser.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Purchaser as of the date hereof and as of the Closing Date as follows:

4.1 Organization and Standing.

(a) The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company has made available to the Purchasers true and correct copies of its certificate of incorporation and bylaws, each as amended to date.

(b) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation. Each Subsidiary of the Company has the requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Schedule 4.1(b) hereto lists the jurisdiction in which each Subsidiary of the Company is organized, incorporated or formed.

4.2 Corporate Power. The Company has all requisite corporate power to: (i) enter into this Agreement and each of the other Transaction Documents; (ii) sell the Shares hereunder; and (iii) carry out and perform its other obligations under the terms of this Agreement and each of the other Transaction Documents.

4.3 Capitalization. The capitalization of the Company consists of the following:

(a) Common Stock. As of the date hereof, the authorized shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) consist of 20,000,000 shares, of which 2,306,207 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.3(a) hereto, none of the issued and outstanding shares of Common Stock are subject to forfeiture or vesting.

(b) Preferred Stock. As of the date hereof, the authorized shares of preferred stock, $0.001 par value per share, of the Company consist of 5,000,000 shares, of which 2,054,935 shares are designated “Series A Convertible Redeemable Preferred Stock,” $0.001 per share (the “Series A Preferred”), all of which are issued and outstanding. All of the issued and outstanding shares of the Series A Preferred have been duly authorized, validly issued and are fully paid and nonassessable. Immediately prior to the Closing, the authorized shares of preferred stock of the Company shall consist of 5,000,000 shares, of which, at the Closing, (i) 2,054,935 shares shall be designated “Series A-1 Convertible Redeemable Preferred Stock;” and (ii) 945,114 shares shall be designated “Series A-2 Convertible Redeemable Preferred Stock,” $0.001 par value per share (the “Series A-2 Preferred”). All the shares of Series A-2 Preferred shall be duly authorized and, upon issuance and payment therefor in accordance with the terms of this Agreement, fully paid and nonassessable.

(c) Other Securities. The Company has reserved an aggregate of 616,480 shares of Common Stock for issuance to employees, directors and officers of, and consultants to, the Company under the 2006 Plan, of which 504,559 shares are subject to options that are currently outstanding. Except as set forth in this Section 4.3 or Schedule 4.3(c), there are no outstanding subscriptions, options, rights, warrants or other commitments entitling any person to purchase or otherwise subscribe for or acquire any shares of the Company or any of its Subsidiaries or any security convertible into or exchangeable for shares of the Company or its Subsidiaries, nor is there presently outstanding any security convertible into or exchangeable for shares of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any obligation to repurchase, redeem or otherwise acquire any shares or other equity or voting interests in the Company or any of its Subsidiaries, as applicable. Neither the Company nor any of its Subsidiaries has granted an irrevocable proxy or entered into any voting agreement with respect to any shares or other voting securities of the Company or any of its Subsidiaries, as applicable.

4.4 Authorization.

(i) All corporate action on the part of the Company and its directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents and the authorization, sale, issuance and delivery of the Shares and the performance of the Company’s obligations hereunder and thereunder has been taken or shall be taken prior to the Closing.

(ii) This Agreement, when executed and delivered by the Company, shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to specific performance, injunctive relief or other equitable remedies, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (iii) federal or state laws limiting enforceability of the indemnification provisions.

(iii) When issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, the Shares shall be duly authorized, validly issued, fully paid and non-assessable and shall be free of any liens or encumbrances, other than restrictions on transfer under the Transaction Documents and applicable U.S. federal and state securities laws.

(iv) The Company has duly and validly reserved sufficient shares of Common Stock to permit the conversion of the Shares into shares of Common Stock, and such shares of Common Stock (the “Conversion Shares”), upon issuance in accordance with the terms of the Restated Certificate, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any liens or encumbrances created by the Company, other than restrictions on transfer under the other Transaction Documents and under applicable state and federal securities laws.

(v) Any right of first refusal or any preemptive rights of any Person in connection with the issuance and sale of the Shares has been waived or shall be waived prior to the Closing.

4.5 Governmental Consents. Assuming the accuracy of the representations made by the Purchasers in Section 5 hereof, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, except for (i) the filing of the Restated Certificate, which will have been filed as of the Closing Date, and (ii) such filings or qualifications under the Securities Act, and applicable state securities laws and all other applicable securities laws, which have been made or will be made in a timely manner.

4.6 Compliance with Laws and Other Instruments; No Conflicts. Except as set forth on Schedule 4.6, neither the Company nor any of its Subsidiaries is in breach, violation or default of any provisions of its certificate of incorporation or bylaws (or equivalent constitutive document), each as amended to date, or, to the Company’s Knowledge, any applicable laws, regulations, judgments, decrees or orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the business or properties of the Company and its Subsidiaries or the terms of any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound, other than those that could not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents on the part of the Company, and the issuance and sale of the Shares pursuant hereto, shall not conflict with or result in any such breach, violation or default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute such a breach, violation or default, and shall not accelerate performance under the terms of any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its assets are bound.

4.7 Registration Rights. Except as set forth on Schedule 4.7, and except as provided in the Amended and Restated Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or any other governmental authority.

4.8 Subsidiaries. Schedule 4.8(a) sets forth a complete and accurate list of the Subsidiaries of the Company, as of the date hereof, and sets forth for each Subsidiary the name or names of the owners of the issued and outstanding capital stock thereof and the percentage owned by each. The Company is the legal and beneficial owner, directly or indirectly, of all of the capital stock of the Subsidiaries, except as set forth on Schedule 4.8(b). Except as set forth on Schedule 4.8(c), as of the date hereof, the Company does not presently own or control, directly or indirectly, any equity interest in any other corporation, partnership, trust, joint venture, association or other entity.

4.9 Litigation. Except as set forth on Schedule 4.9, there is no litigation, action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company’s Knowledge, threatened, against the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect or which questions the validity of this Agreement or any other Transaction Document. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on Schedule 4.9, there is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

4.10 Financial Information.

(a) Audited Financial Statements. The audited consolidated balance sheet and statements of operations and cash flows as of and for the year ended December 31, 2006 (the “Audited Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered by such financial statements. The Audited Financial Statements fairly present in all material respects the financial condition and operating results of the Company and its Subsidiaries as of the date, and for the period, indicated therein. Except as set forth in the Audited Financial Statements and Schedule 4.10, the Company and its Subsidiaries have no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Audited Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Audited Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company and its Subsidiaries, taken as a whole.

(b) Unaudited Financial Information. As of December 31, 2007: (i) the total consolidated revenue of the Company is not less than $110,000,000; (ii) the total consolidated EBITDA of the Company is not less than $20,000,000; (iii) the cash and cash equivalents of the Company equal $26,500,000; and (iv) and total indebtedness for borrowed money of the Company equals $6,900,000 (collectively, the “Unaudited Line Items”). Each of the Unaudited Line Items is subject to normal year-end closing and audit adjustments.

4.11 Taxes. Except as set forth on Schedule 4.11, the Company and each of its Subsidiaries have timely filed or have obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by each of them. All filed returns are true and correct in all material respects, and, except as set forth on Schedule 4.11, all taxes shown thereon to be due have been timely paid with exceptions not material to the Company and its Subsidiaries, taken as a whole. There is no material dispute, audit, investigation, proceeding or claim concerning any tax liability of the Company or any of its Subsidiaries pending, or the Company’s Knowledge, being conducted, raised or threatened by any governmental authority other than those which an adequate reserve has been set aside. There is no material stamp or other tax or charge to be imposed on the Company by the U.S. federal government, or the States of New York, New Jersey or Delaware, on or by virtue of the execution and delivery of this Agreement.

4.12 Property and Assets. Except as set forth on Schedule 4.12(a), neither the Company nor any of its Subsidiaries owns real property. Except as set forth on Schedule 4.12(b), each of the Company and its Subsidiaries has good and marketable title to or, in the case of properties and assets held under a lease or other contractual obligation, a valid and enforceable leasehold interest or license in their respective properties and assets reflected in the Financial Statements or thereafter acquired (other than properties and assets sold or otherwise disposed of in the ordinary course of business), in each case subject to no mortgage, pledge, lien, security interest, lease, charge or encumbrance, other than liens resulting from taxes which have not yet become delinquent and liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the Company’s or any its Subsidiaries use of such assets or properties, and which have not arisen otherwise than in the ordinary course of business.

4.13 Intellectual Property. Except as set forth on Schedule 4.13(a), to the Company’s Knowledge, the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights (collectively “Intellectual Property Rights”) necessary for its business as now conducted, without any known infringement of the rights of others. Except as set forth on Schedule 4.13(b), neither the Company nor any of its Subsidiaries is bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of the Company or its Subsidiaries or any other Person, other than licenses or agreements relating to the Company’s or its Subsidiaries’ use rights regarding “off the shelf” or standard products or “shrink wrap” licenses. Except as set forth on Schedule 4.13(c), to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has received notice that it is infringing upon or violating, or that by conducting its business as proposed it would infringe upon or violate the right or claimed right of any Person under or with respect to any Intellectual Property Rights or licenses of third parties. Except as set forth on Schedule 4.13(d), the Company is not aware of any violation by a third party of any of the Intellectual Property Rights of the Company or its Subsidiaries. Except as set forth on Schedule 4.13(e), to the Company’s Knowledge, neither the Company nor any of its Subsidiaries is obligated or under any liability to make payments by way of royalties, fees or otherwise to any owner or licensor of, other claimant to, or party to any option, license or agreement of any kind with respect to, any Intellectual Property Rights except for commercially available software which the Company and its Subsidiaries license on standard terms. Schedule 4.13(f) sets forth a list of all Intellectual Property Rights of the Company, its Subsidiaries or any other Person that are material to the operation of the business of the Company and its Subsidiaries, as currently conducted.

4.14 Contracts and Commitments. Schedule 4.14 lists all contracts and agreements (a) with expected expenditures in excess of $250,000 per annum, (b) between the Company and each of the thirty (30) largest customers of the Company’s business during 2007 determined in good faith on the basis of the total dollar amount of net sales, (c) involving a license or grant of rights to or from the Company or any of its Subsidiaries involving patents, trademarks, copyrights or other proprietary information applicable to the business of the Company or its Subsidiaries other than agreements entered into in the ordinary course of business, (d) providing for indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights other than agreements entered into in the ordinary course of business, (e) between the Company or any of its Subsidiaries and any officer, director or 10%-or-greater stockholder of the Company or any of its Subsidiaries other than bona fide compensation arrangements and agreements entered into in the ordinary course of business, or (f) involving any loans or advances by the Company or any of its Subsidiaries to any officer, director or employee of the Company or any of its Subsidiaries which are outstanding as of the date of the Closing. All such contracts and agreements are legally binding, valid and in full force and effect in all material respects.

4.15 Insurance. All of the Company’s insurance policies are set forth on Schedule 4.15. The Company is not in default in any material respect with respect to any provisions contained in any such policy and the Company has not received written notice of cancellation or nonrenewal thereof.

4.16 Employees. Except as set forth on Schedule 4.16, to the Company’s Knowledge, no employee of the Company or any of its Subsidiaries is in violation of any term of any employment contract, nondisclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company or such Subsidiary because of the nature of the business conducted or to be conducted by the Company or such Subsidiary or for any other reason, which could reasonably be expected to result in a Material Adverse Effect, and the continued employment by the Company and its Subsidiaries of its present employees will not result in any such violations. Neither the Company nor any of its Subsidiaries is bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries.

4.17 Books and Records. The minute books of the Company contain true and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company accurately reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

4.18 Securities Law Exemptions. Based in part on the accuracy of the representations and warranties of the Purchasers contained in Section 5 hereof, the offer, sale and issuance of the Shares are and shall be exempt from the registration requirements of the Securities Act, and the registration, permit or qualification requirements of any applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or shall solicit any offers to sell or has offered to sell or shall offer to sell any part of the Shares to any Person so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities law.

4.19 Changes.

(a) Since December 31, 2006, except as set forth on Schedule 4.19(a):

(i) the operations of the Company and each of its Subsidiaries have been carried on in the ordinary course;

(ii) there has not been any declaration, setting aside or payment of a dividend or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; and

(iii) there has not been any issuance of, or agreement to issue, share or loan capital by the Company or any of its Subsidiaries;

(b) Since December 31, 2007, except as set forth on Schedule 4.19(b), there has not been:

(i) any change, event or condition that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

(ii) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(iii) any waiver or compromise by the Company of a material debt owed to it;

(iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(vi) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(vii) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets that could reasonably be expected to result in a Material Adverse Effect;

(viii) any resignation or termination of employment of any Key Employee, and the Company is not aware of any impending resignation or termination of any Key Employee;

(ix) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(x) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

(xi) to the Company’s Knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(xii) any arrangement or commitment by the Company to do any of the things described in this Section 4.19.

4.20 Dissolution; Insolvency; Bankruptcy. Neither the Company nor any of its Subsidiaries:

(xiii) has received any written notice that an order has been made, petition presented or meeting convened for the winding up of the Company or any of its Subsidiaries or for the appointment of any liquidator;

(xiv) has received any written notice concerning the introduction of external administration under any applicable law or appointment of a receiver (including any administrative receiver or the equivalent to a receiver or administrative receiver in the relevant jurisdiction) in respect of the whole or any material part of the property, assets and/or business of the Company or any of its Subsidiaries; or

(xv) has consented to the institution of bankruptcy or insolvency proceedings against it or to the filing of any petition or answer or consent seeking reorganization or relief under the United States Bankruptcy Code or any other similar applicable law or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any of its Subsidiaries or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors in the twelve (12) months prior to the date of this Agreement.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser (solely as to itself and not as to any other Purchaser) hereby represents and warrants as follows:

5.1 Authorization. This Agreement constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Such Purchaser has full power and authority to enter into this Agreement.

5.2 Unregistered Offering and Sale of Securities.

(i) Investment. The Shares are being acquired for the Purchaser’s own account and with no intention of distributing the Shares or any part thereof other than in accordance with the Securities Act and other applicable securities and blue sky laws, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the Securities Act or the securities or blue sky laws of any other jurisdiction. If the Purchaser should in the future decide to dispose of any of the Shares, the Purchaser understands and hereby agrees that it may do so only in compliance with the Securities Act and applicable securities and blue sky laws of any other jurisdiction, as then in effect, which may include a sale contemplated by any registration statement pursuant to which the Shares are then being offered.

(ii) No Registration. The Purchaser understands that (i) the Shares (A) have not been registered under the Securities Act or any state securities laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Regulation D or Regulation S thereof and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) the Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered or exempted under the Securities Act and applicable state securities laws or is exempt therefrom.

(iii) Nature of Purchasers. The Purchaser represents and warrants to the Company that it is one of the following as indicated on the Purchaser’s signature page hereto:

(a) (A) an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A promulgated by the SEC pursuant to the Securities Act and (B) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Shares.

(b) (A) not a U.S. Person (as defined in Regulation S under the Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Shares on behalf of, or for the account or benefit of, a Person in the United States or a U.S. Person; (B) the Shares have not been offered to the Purchaser in the United States, and the individuals making the order to purchase the Shares and executing and delivering this Agreement on behalf of the Purchaser were not in the United States when the order was placed and this Agreement was executed and delivered; (C) it undertakes and agrees that it will not offer, sell or otherwise transfer the Shares except: (1) to the Company, (2) outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and in compliance with applicable local laws and regulations, (3) inside or outside the United States after one year pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, (4) to a Person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (5) inside the United States, in any other transaction exempt from registration under the Securities Act and, in any event, in compliance with any applicable state securities laws of the United States, provided that prior to any transfer pursuant to this clause (5), the Company may require a legal opinion reasonably satisfactory to the Company that such transfer is exempt from registration under the Securities Act and any applicable state securities laws or (6) pursuant to a registration statement effective under the Securities Act and covering such offer, sale or transfer; and (D) it agrees not to engage in hedging transactions involving the Shares unless in compliance with the Securities Act.

(iv) Receipt of Information; Authorization. Such Purchaser acknowledges that it has been provided a reasonable opportunity to ask questions of and receive answers from representatives of the Company, and to be furnished requested information, regarding the Company’s business, management and financial affairs sufficient to enable the Purchaser to evaluate the risks and merits of purchasing the Shares and consummating the transactions contemplated by this Agreement and the other Transaction Documents.

5.3 Purchaser’s Liquidity. Such Purchaser: (i) has no need for liquidity in such Purchaser’s investment; (ii) is able to bear the substantial economic risks of an investment in the Shares for an indefinite period; and (iii) at the present time, can afford a complete loss of such investment. Such Purchaser’s current commitments to illiquid investments is not disproportionate to such Purchaser’s net worth, and such Purchaser’s investment in the Shares will not cause such commitment to become disproportionate.

5.4 No Other Representations or Warranties. Such Purchaser acknowledges and agrees that the Company is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement and the other Transaction Documents.

5.5 Foreign Purchasers. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that such Purchaser is satisfied as to the full observance of the laws of such Purchaser’s jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements with such Purchaser’s jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Such Purchaser’s subscription and payment for, and continued ownership of, the Shares shall not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

SECTION 6

CONDITIONS TO PURCHASERS’ OBLIGATIONS AT CLOSING

The obligations of each Purchaser under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, any of which may be waived by each such Purchaser:

6.1 Representations and Warranties True. Each of the representations and warranties of the Company set forth in Section 4 shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date).

6.2 Performance of Obligations; Consents and Waivers. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

6.3 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, development, circumstance, condition, occurrence, damage, destruction or loss not covered by reasonably adequate insurance in the amount of such loss (subject to any deductible) that has had a Material Adverse Effect; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a Material Adverse Effect: (a) changes in general economic conditions; (b) public market declines; (c) changes that are generally applicable to the industry in which the Company operates, including changes in peer group valuations; (d) changes that are generally applicable in the industry in which the Company operates (which changes do not affect the Company taken as a whole in a materially disproportionate manner), including any changes in any laws, rules, regulations or other directions issued by any governmental authority; (e) any action taken by the Company which is expressly permitted by this Agreement; or (f) any adverse change in or effect on the business of the Company that is cured by the Company to the reasonable satisfaction of the Purchaser before Closing; and provided, further, that in no event shall references in this Agreement to dollar amount thresholds (other those contained in the definition of Material Adverse Effect) be deemed to be evidence of a Material Adverse Effect or materiality.

6.4 Restated Certificate Effective. The Restated Certificate shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

6.5 Amended and Restated Registration Rights Agreement. The Purchasers and the Company shall have entered into the Amended and Restated Registration Rights Agreement in substantially the form attached hereto as Exhibit A, and the Amended and Restated Registration Rights Agreement shall have been executed and delivered by persons holding a sufficient amount of shares of the Company to amend the Registration Rights Agreement, dated January 20, 2006, among the Company and certain holders of Series A Preferred and Common Stock named therein, as amended by the First Amendment to Registration Rights Agreement dated as of June 20, 2007.

6.6 Amended and Restated Shareholders Agreement. The Purchasers and the Company shall have entered into the Amended and Restated Shareholders Agreement in substantially the form attached hereto as Exhibit B, and the Amended and Restated Shareholders Agreement shall have been executed and delivered by persons holding a sufficient amount of shares of the Company to amend the Shareholders Agreement, dated January 20, 2006, among the Company and certain holders of Series A Preferred and Common Stock named therein, as amended by a First Amendment to Stockholders Agreement dated as of August 31, 2006, as amended by a Second Amendment to Stockholders Agreement dated as of November 29, 2006, and as amended by a Third Amendment to Stockholders Agreement dated as of June 20, 2007.

6.7 Opinion of Counsel. The Company shall have delivered an opinion of DLA Piper, addressed to the Purchasers and dated as of the Closing Date, in the form attached hereto as Exhibit D.

6.8 Securities Exemptions. The offer and sale of the Shares to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

SECTION 7

CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING

The Company’s obligation to sell the Shares at the Closing is subject to the fulfillment of the following conditions, any of which may be waived by the Company:

7.1 Representations and Warranties. The representations and warranties made by each Purchaser in Section 5 shall have been true and correct when made and shall be true and correct on the Closing Date as if made on and as of such Closing Date.

7.2 Amended and Restated Registration Rights Agreement. The Purchasers and the Company shall have entered into the Amended and Restated Registration Rights Agreement in substantially the form attached hereto as Exhibit A, and the Amended and Restated Registration Rights Agreement shall have been executed and delivered by persons holding a sufficient amount of shares of the Company to amend the Registration Rights Agreement, dated January 20, 2006, among the Company and certain holders of Series A Preferred and Common Stock named therein, as amended.

7.3 Amended and Restated Shareholders Agreement. The Purchasers and the Company shall have entered into the Amended and Restated Shareholders Agreement in substantially the form attached hereto as Exhibit B, and the Amended and Restated Shareholders Agreement shall have been executed and delivered by persons holding a sufficient amount of shares of the Company to amend the Shareholders Agreement, dated January 20, 2006, among the Company and certain holders of Series A Preferred and Common Stock named therein, as amended.

7.4 Securities Exemptions. Assuming the representations and warranties made by each Purchaser in Section 5 are true and correct when made and true and correct on the Closing Date, the offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

SECTION 8

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

8.1 Restrictions on Transferability. The Shares shall not be transferable except upon the conditions specified in this Section 8. The Purchaser shall cause any proposed transferee of the Shares held by the Purchaser to agree to take and hold such Shares subject to the provisions and upon the conditions specified in this Section 8.

8.2 Restrictive Legends. Each certificate representing the Shares, and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this Section 8), shall be stamped or otherwise imprinted with legends in substantially the following form:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.”

(b) “THE RIGHT TO SELL, TRANSFER OR OTHERWISE DISPOSE OF OR PLEDGE THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS, WHICH INCLUDE CO-SALE RESTRICTIONS ON THE SALE OF THE SECURITIES, SET FORTH IN AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.”

(c) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.”

(d) Any other legends required by applicable state securities laws.

The Company need not register a transfer of legended Shares and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in each of the foregoing legends are satisfied.

8.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 8.2(a) and the stop transfer instructions with respect to such legended Shares shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares, if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k).

SECTION 9

INDEMNIFICATION

9.1 General Indemnity. Subject to the other terms and conditions of this Section 9, the Company hereby agrees to and shall indemnify, defend and hold each Purchaser harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and the reasonable fees and expenses of counsel (collectively, “Damages”), asserted against, imposed upon or incurred by such Purchaser by reason of or resulting from a breach of any representation or warranty made by the Company under Section 4 of this Agreement.

9.2 Conditions of Indemnification. The obligations and liabilities of the Company to each Purchaser (herein sometimes called the “party to be indemnified”) under Section 9.1 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

(a) within thirty (30) days after receipt of notice of commencement of any action or the assertion in writing of any claim by a third party, the party to be indemnified shall give the Company written notice thereof together with a copy of such claim, process or other legal pleading (provided, however, that failure to give such notice shall not affect the obligations of the Company under this Section 9 unless and to the extent that such failure shall be prejudicial to the defense of such claim by the Company), and the Company shall have the right to undertake the defense thereof by representatives of its own choosing;

(b) in the event that the Company, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 20th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the Company) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Company, subject to the right of the Company to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof, provided that the Company shall be given at least fifteen (15) days prior written notice of the effectiveness of any such proposed settlement or compromise;

(c) anything in this Section 9.2 to the contrary notwithstanding, (i) the Company shall not consent to entry of any judgment or enter into any settlement or compromise with respect to a claim without the consent of the party to be indemnified, and (ii) no party to be indemnified shall consent to entry of any judgment or enter into any settlement or compromise of any such action the defense of which has been assumed by the Company without the consent of the Company, which consent shall not be unreasonably withheld; and

(d) in connection with any such indemnification, the indemnified party will cooperate with all reasonable requests of the Company.

9.3 Other Limitations. Notwithstanding anything contained in this Agreement to the contrary:

(a) The Company shall have no liability (for indemnification or otherwise) to a Purchaser with respect to breaches of any representation or warranty contained in Section 4 hereof (other than those contained in Sections 4.1, 4.2, 4.3 or 4.4 hereof) until the aggregate monetary value of all such Damages exceeds $50,000 (the “Basket”), in which event such Purchaser shall be entitled to indemnification for Damages so incurred from the first dollar, not just Damages in excess of the Basket.

(b) The maximum aggregate amount of indemnification that the Company shall be obligated to pay to any Purchaser under this Section 9 or otherwise shall in no event exceed the Aggregate Purchase Price paid by such Purchaser.

(c) The monetary value of any Damages indemnifiable by the Company pursuant to this Section 9 shall be reduced to reflect the amount of any insurance proceeds received by a Purchaser or its successors or assigns in respect of such Damages.

(d) The monetary value of any Damages indemnifiable by the Company pursuant to this Section shall exclude claims for lost profits or other consequential or indirect damages.

(e) A claim for Damages resulting from the breach of any representation or warranty set forth in Section 4 hereof shall lapse unless notice of such claim shall have been delivered to the Company, on or prior to the date occurring ninety (90) days after the date on which a Purchaser receives from the Company a copy of the Company’s audited financial statements for the year ending December 31, 2008; provided, however, that (i) a claim for damages resulting from the breach of any representation or warranty set forth in Sections 4.1, 4.2, 4.3 or 4.4 hereof shall survive indefinitely, and (ii) a claim for damages resulting from the breach of any representation or warranty contained in Section 4.11 hereof shall survive for three (3) years from the Closing Date.

(f) In no event shall any Purchaser be entitled to double recovery hereunder. In particular, in the event any circumstance constitutes a breach of more than one representation and warranty of the Company, a Purchaser shall only be entitled to be indemnified once in respect of such circumstance.

9.4 Exclusive Remedy. The remedies provided herein shall be the sole and exclusive remedies by a party with respect to any claim arising out of or relating to the breach of any representation or warranty contained herein.

SECTION 10

MISCELLANEOUS

10.1 Entire Agreement; Amendment. This Agreement and the Schedules and Exhibits to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly superseded hereby. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

10.2 Governing Law; Dispute Resolution.

(a) This Agreement shall be governed in all respects by and construed under the laws of New York, without regard to principles of conflicts of law that would result in the application of the laws of another jurisdiction, except that issues relating to the arbitration clause shall be governed by the Federal Arbitration Act (Chapters 1 and 2).

(b) All disputes arising out of or in connection with this Agreement shall to the extent possible be settled amicably by negotiation between the parties within 30 days from the date of written notice by any party of the existence of such dispute, and failing such amicable settlement, any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, shall be settled by arbitration administered by the AAA in accordance with its International Arbitration Rules. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. There shall be one arbitrator. If thirty (30) days after a claimant’s submission of the notice of arbitration, the parties cannot mutually agree on the selection of an arbitrator, then the AAA shall appoint the arbitrator. Any award(s) entered by the arbitrator shall be final and binding on the parties, and each party hereby waives to the fullest extent permitted by law any right it may otherwise have under the laws of any jurisdiction to any form of appeal or collateral attack. Judgment upon any award(s) rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(c) EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER

PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2(c).

(e) Except as may be required by law, no party nor its representatives nor a witness nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties to the arbitration.

(f) Each of the parties hereto acknowledges and agrees that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. Accordingly nothing in this Agreement shall prevent any party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. Each party hereto specifically waives any claim or defense that there is an adequate remedy at law for any breach. After the arbitrator is appointed, the arbitrator shall have sole jurisdiction to consider applications for provisional measures or other equitable relief, and any relief ordered by the arbitrator may be specifically enforced by any court of competent jurisdiction.

10.3 Survival. The representations and warranties made herein shall survive the execution and delivery of this Agreement and the Closing until the date occurring ninety (90) days after the date on which a Purchaser receives from the Company a copy of the Company’s audited financial statements for the year ending December 31, 2008; provided, however, that (i) the representations and warranties set forth in Sections 4.1, 4.2, 4.3 or 4.4 hereof shall survive indefinitely, and (ii) the representations and warranties contained in Section 4.11 hereof shall survive for three (3) years from the Closing Date.

10.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon actual delivery to the party to be notified, (ii) 24 hours after confirmed facsimile transmission, or (iii) one Business Day after deposit with a recognized overnight courier, addressed (a) if to the Purchaser, at the Purchaser’s address set forth on the signature pages hereto, or at such other address as the Purchaser shall have furnished to the Company in writing upon 10 days’ notice, (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing upon 10 days’ notice or, until any such holder so furnishes an address to the Company, to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at the following address:

EPAM Systems, Inc.
Princeton Pike Corporate Center
989 Lenox Dr., Suite 305
Lawrenceville, NJ 08648
U.S.A.
Attention: Ilya Cantor
Fax No.: +1 (609) 844-0415

with copies to:

Siguler Guff & Company, LLC
825 Third Avenue, 10th Floor
New York, New York 10022
U.S.A.
Attention: General Counsel
Fax No.: +1 (212) 332-5130

DLA Piper US LLP
1251 Avenue of the Americas
New York, New York 10020-1104
U.S.A.
Attention: Jonathan Klein, Esq.
Fax No.: +1 (212) 335-4501

or at such other address as the Company shall have furnished to the Purchaser upon written notice.

10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

10.7 Titles and Subtitles; References. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

10.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

10.9 Expenses. The Company and the Purchasers shall each bear their respective expenses and legal fees incurred in connection with the negotiation and consummation of this Agreement.

10.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on a Purchaser’s part of any breach or default under this Agreement, or any waiver on a Purchaser’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a Purchaser, shall be cumulative and not alternative.

10.11 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

10.12 Announcements. Unless otherwise agreed in writing, no public announcement shall be made by any Purchaser in respect of the matters contemplated herein or by any other Transaction Document for a period of thirty (30) days from the date hereof, and in no event shall any such public announcement be made by a Purchaser without first consulting with the Company and the other parties hereto as to its form and content. Notwithstanding the foregoing, a Purchaser (or group of Purchasers) may, at any time commencing thirty (30) days from the date hereof, make a public announcement limited to the following: (a) the fact that such Purchaser or Purchasers have made an investment in the Company; (b) the dollar amount of such Purchaser’s (or Purchasers’) investment; (c) the fact that the investment by such Purchaser (and/or Purchasers) represents a minority interest in the Company; and (d) a description of the Company substantially consistent with the description set forth on Exhibit E hereto (which description may contain less than all the information set forth on Exhibit E at the option of such Purchaser or Purchasers).

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IN WITNESS WHEREOF, the parties hereto have executed this Series A-2 Preferred Stock Purchase Agreement as of the date first set forth above.

EPAM SYSTEMS, INC.

By:	/s/ A Dobkin
Name: A. Dobkin
Title: CEO

COUNTERPART SIGNATURE PAGE TO

SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

PURCHASER:

MOXHAM ENTERPRISES LIMITED

By:	/s/ Arta Antoniou*
Name:	Arta Antoniou
Title:	Director

Address:	Arch Makariou III, 2-4
Center, 9th Floor
P.C. 1065 Nicosia, Cyprus

Facsimile:

*The	Purchaser referenced above hereby certifies that it is (check one):
☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (as defined in Rule 501(a) under the Securities Act)
X	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

COUNTERPART SIGNATURE PAGE TO

SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

PURCHASER:

AGRERA INVESTMENTS LIMITED

By:	/s/ Arta Antoniou *
Name:	Arta Antoniou
Title:	Director

Address:	Arch Makariou III, 2-4
Center, 9th Floor
P.C. 1065 Nicosia, Cyprus

Facsimile:

*The	Purchaser referenced above hereby certifies that it is (check one):
☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (as defined in Rule 501(a) under the Securities Act)
X	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

COUNTERPART SIGNATURE PAGE TO

SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

PURCHASER:

CIPO INVESTMENTS LIMITED

By:	/s/ Steven R. Philipp
Name:	Steven R. Philipp
Title:	Director

Address:	4 Andreas Zakos Street
Engomi, 2404 Nicosia
Cyprus

Facsimile:

*The	Purchaser referenced above hereby certifies that it is (check one):
☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (as defined in Rule 501(a) under the Securities Act)
X	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

COUNTERPART SIGNATURE PAGE TO

SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

PURCHASER:

EUROVENTURES III LIMITED PARTNERSHIP

By:	/s/ PG Radford*
Name:	PG Radford
Title:	Director

By:	/s/ GR Tostevin*
Name:	GR Tosteven
Title:	Authorized Signatory

Address:	Bordeaux Court
Guernsey

Facsimile:	+44 1481 714061

*	The Purchaser referenced above hereby certifies that it is (check one):
☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (as defined in Rule 501(a) under the Securities Act)
X	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

Schedule 1

SCHEDULE OF PURCHASERS

Name	No. of Shares	Aggregate Purchase Price

MMOXHAM ENTERPRISES LIMITED	135,016	TEN MILLION US DOLLARS ($10,000,000)

AGRERA INVESTMENTS LIMITED	164,720	TWELVE MILLION TWO HUNDRED THOUSAND US DOLLARS ($12,200,000)

CIPO INVESTMENTS LIMITED	240,329	SEVENTEEN MILLION EIGHT HUNDRED THOUSAND US DOLLARS ($17,800,000)

EUROVENTURES III LIMITED PARTNERSHIP	135,016	TEN MILLION US DOLLARS ($10,000,000)

Total		US$50,000,000

Exhibit A

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Exhibit B

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

Exhibit C

RESTATED CERTIFICATE

Exhibit D

OPINION OF COMPANY COUNSEL

Exhibit E

PUBLIC ANNOUNCEMENTS

New-Jersey based EPAM Systems, Inc. is independently recognized as a leading global provider of software development outsourcing services. With offshore software development centers in Russia, Hungary, Belarus, and Ukraine, EPAM offers the largest resource pool in Central/Eastern Europe and Russia combined with the strongest onsite management and delivery capabilities in North America and Europe.

In “The 2007 Global Outsourcing 100” EPAM was rated the top Central/Eastern European and Russian ITO service provider and was the only CEE/Russian IT outsourcer included in the Leaders category. EPAM is also the sole CEE/Russian IT outsourcing company listed on “The 2007 Top 50 Best Managed Outsourcing Vendors.”

EPAM’s customer base includes industry leaders such as Reuters, London Stock Exchange, Colgate-Palmolive, British Telecom, William Hill, Empire and CareFirst BlueCross BlueShield, Schlumberger and Halliburton and technology leaders such as SAP, BEA Systems, Microsoft and Oracle.